SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2011

DIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

DIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

The Board of Directors (the “Board”) of Diversey Holdings, Inc. (the “Company”) and the Company’s subsidiary, Diversey, Inc. (“Diversey”) appointed Christopher J. Slusar, Vice President & Corporate Controller, the Company’s and Diversey’s principal accounting officer, effective March 18, 2011 (the “Effective Date”). Philip Todd Herndon, Vice President - Finance, who previously served in that role for the Company and Diversey, will assume a broader operational and business development role within the Company’s finance function as of the Effective Date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 17, 2011, in accordance with the Second Amended and Restated Certificate of Incorporation of the Company and the Stockholders Agreement, dated as of November 24, 2009 (the “Stockholders Agreement”), by and among the Company, Commercial Markets Holdco LLC, SNW Co., Inc., CDR Jaguar Investor Company, LLC (“CDR Investor”), and CDR F&F Jaguar Investor, LLC, the stockholders of the Company unanimously approved the following matters by written consent:

•	appointment of Winifred J. Marquart to serve as a director of the Company and Diversey;

•	limited waiver of the Stockholders Agreement to permit Philip W. Knisely to continue to serve as an Independent Director designated by CDR Investor;

•	approval of an amendment to the Amended and Restated Agreement, dated as of November 24, 2009, licensing certain brands and technology, between S.C. Johnson & Son, Inc. and Diversey; and

•	approval of the Company’s 2011 Budget.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSEY HOLDINGS, INC.

Date: March 21, 2011	By:	/s/ Scott D. Russell
Scott D. Russell Chief Compliance Officer, Executive Vice President, General Counsel & Secretary

DIVERSEY, INC.

Date: March 21, 2011	By:	/s/ Scott D. Russell
Scott D. Russell Chief Compliance Officer, Executive Vice President, General Counsel & Secretary